EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Douglas B. Cannon

(214) 210-8842
ODYSSEY HEALTHCARE APPOINTS SENIOR VICE PRESIDENT – STRATEGY AND DEVELOPMENT
     DALLAS, TEXAS (January 19, 2006) – Odyssey HealthCare, Inc. (NASDAQ: ODSY) today announced that Woodrin Grossman has been appointed Senior Vice President – Strategy and Development, a new position. In this role, Mr. Grossman will coordinate Odyssey’s long-range strategic planning process and be responsible for the company’s business development efforts. As a result of this appointment, which is effective immediately, Mr. Grossman has resigned his position as a member of Odyssey’s Board of Directors.
     “I am extremely pleased that Woody Grossman has joined our executive team to work closely with me and the other members of senior management in developing and pursuing growth opportunities,” said Robert A. Lefton, President and Chief Executive Officer of Odyssey. “Woody has extensive experience in the healthcare industry assisting organizations in identifying and achieving their strategic goals and objectives. We believe that the time is right for Odyssey to pursue a more focused and strategic approach to both organic growth and acquisition initiatives, and that Woody’s experience, analytic approach, and contacts in the healthcare industry will be invaluable to this process.”
     “I am very excited about joining the executive team at Odyssey and look forward to assisting Bob in the development and achievement of Odyssey’s long term goals and objectives and enhancing Odyssey’s internal and external development efforts,” said Mr. Grossman. “Since the company was founded ten years ago, Odyssey has built a broad geographic footprint, a strong outreach network, and a brand name that stands for quality care and service. I look forward to helping the company build on this foundation and move forward with the next stage of its evolution and growth.”
     Mr. Grossman retired as a partner of PricewaterhouseCoopers and Chairman of its Global Healthcare Practice in July 2005 after 37 years of service with the firm. As Chairman of the Healthcare Practice of PricewaterhouseCoopers for 17 years, Mr. Grossman was responsible for developing the strategic direction and market delivery capabilities of the firm’s healthcare professionals in providing solutions in the areas of accounting, auditing, consulting and tax services. In his 37 years with PricewaterhouseCoopers, Mr. Grossman provided diversified consulting, accounting and audit services to numerous clients, including some of the largest and most prominent investor-owned and tax-exempt healthcare providers and suppliers, academic medical centers and health insurers. Mr. Grossman earned his Master’s degree from the Wharton

Graduate School of the University of Pennsylvania and his Bachelor of Science degree from Moravian College.
     Based in Dallas, Odyssey has more than 79 hospice locations throughout the country. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
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Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; increases in inflation including inflationary increases in patient care costs; adverse changes in the Medicare payment cap limits and increases in the company’s Medicare payment cap charge; decline in patient census growth; challenges inherent in and potential changes in the company’s growth and expansion strategy; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; adverse changes in the competitive environment in which the company operates; adverse impact of natural disasters; and the disclosures contained under the headings “Overview of Government Payments” and “Some Risks Related to Our Business” in “Item 1. Business” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively, of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005, and in Odyssey’s most recent report or Form 10-Q and its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.